UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISTA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 11, 2007

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of ISTA PHARMACEUTICALS, INC., a Delaware corporation. The meeting will be held on Thursday, October 11, 2007 at 1:00 p.m., local time, at our headquarters located at 15295 Alton Parkway, Irvine, California 92618 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect three Class I directors to serve for a term of three years expiring upon the 2010 Annual Meeting of Stockholders or until his or her successor is elected;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this notice.

Only our stockholders of record at the close of business on August 31, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, there are three ways to vote your shares by proxy: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
Chief Executive Officer, President and Director

Irvine, California

September 5, 2007

ISTA PHARMACEUTICALS, INC.

PROXY STATEMENT FOR THE 2007

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 11, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of ISTA Pharmaceuticals, Inc., for use at the Annual Meeting of Stockholders to be held Thursday, October 11, 2007 at 1:00 p.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our headquarters located at 15295 Alton Parkway, Irvine, California 92618. The telephone number at that location is (949) 788-6000.

These proxy solicitation materials and our annual report for the year ended December 31, 2006, including financial statements, were first mailed on or about September 6, 2007 to all stockholders entitled to vote at the meeting.

Record Date and Shares Outstanding as of the Record Date

Holders of shares of our common stock of record at the close of business on August 31, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The shares of our common stock are our only class of voting securities. As of the Record Date, approximately 32,177,463 shares of our common stock were issued and outstanding and held of record by approximately 178 stockholders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. The Internet and telephone voting facilities will close at 1:00 a.m., Central Time, on October 11, 2007. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”), then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

Abstentions

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•

broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

•

broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Vote Required

Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

Ratification of the independent registered public accounting firm will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification and the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class I directors, for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618 in writing prior to or at the meeting or by attending the meeting and voting in person.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Pursuant to our bylaws, in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. We did not receive any such notices from our stockholders for matters to be considered at the Annual Meeting. Any stockholder desiring to submit a proposal for action at our 2008 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than May 9, 2008 in order to be considered for inclusion in our proxy statement relating to that meeting.

Under Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of August 17, 2007, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all of our directors and named executive officers as a group.

Name And Address of Beneficial Owner (1)	Amount And Nature of Beneficial Ownership (2)	Approximate Percent Owned (2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Vicente Anido, Jr., Ph.D. (3)	960,418	2.9%
Marvin J. Garrett (4)	229,883	*
Kirk McMullin (5)	184,926	*

Name And Address of Beneficial Owner (1)	Amount And Nature of Beneficial Ownership (2)	Approximate Percent Owned (2)
Peter Barton Hutt (6)	73,750	*
Kathleen D. LaPorte (7)	74,876	*
Benjamin F. McGraw III, Pharm.D. (8)	81,583	*
Dean J. Mitchell (9)	48,500	*
Thomas A. Mitro (10)	258,896	*
Andrew J. Perlman (11)	6,667	*
Wayne I. Roe (12)	84,172	*
Lauren P. Silvernail (13)	245,112	*
Richard C. Williams (14)	100,250	*
Lisa Grillone, Ph.D. (15)	—	*
All executive officers and directors as a group (13 persons) (16)	2,349,033	6.8%

5% STOCKHOLDERS
Investor AB (17)	2,658,392	8.3%
Credit Suisse (18)	7,527,631	22.5%
James E. Flynn and Deerfield Investment Entities (19)	3,686,866	11.3%
Mazama Capital Management, Inc. (20)	2,242,500	7.0%
HBK Investments L.P. (21)	5,021,232	14.4%
Versant Capital Management LLC Herriot Tabuteau (22)	3,160,000	9.8%
Visium Asset Management, LLC Jacob Gottlieb (23)	3,065,882	9.3%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618.
(2)

This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 32,177,463 shares of common stock outstanding as of August 17, 2007. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of August 17, 2007, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	Includes 907,718 shares subject to options exercisable within 60 days after August 17, 2007.
(4)	Includes 216,783 shares subject to options exercisable within 60 days after August 17, 2007.
(5)	Includes 173,726 shares subject to options exercisable within 60 days after August 17, 2007.
(6)	Consists of shares subject to options exercisable within 60 days after August 17, 2007.
(7)

Ms. LaPorte is designated to our Board of Directors by Sprout Group pursuant to its contractual right. Ms. LaPorte’s beneficial ownership includes 73,750 shares subject to options exercisable within 60 days after August 17, 2007. Ms. LaPorte’s business address is c/o New Leaf Venture Partners, LLC, 3000 Sand Hill Road, 3-170, Menlo Park, CA 94025.

(8)	Includes 80,083 shares subject to options exercisable within 60 days after August 17, 2007.
(9)	Consists of shares subject to options exercisable within 60 days after August 17, 2007.
(10)	Includes 246,996 shares subject to options exercisable within 60 days after August 17, 2007.
(11)	Consists of shares subject to options exercisable within 60 days after August 17, 2007.
(12)	Includes 83,046 shares subject to options exercisable within 60 days after August 17, 2007.
(13)	Includes 226,205 shares subject to options exercisable within 60 days after August 17, 2007.
(14)	Includes 73,750 shares subject to options exercisable within 60 days after August 17, 2007.
(15)	Dr. Grillone is no longer employed by us.
(16)	Includes 2,210,974 shares subject to options exercisable within 60 days after August 17, 2007.
(17)

Based on a Form 4 filed with the SEC on June 19, 2007, by Investor AB. Consists of 1,860,874 shares held by Investor Growth Capital Limited and 797,518 shares held by Investor Group, L.P., of which Investor AB serves as the ultimate general partner. Investor Growth Capital Limited is a Guernsey company, with its principal place of business at National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GYI, 4PW. Investor Growth Capital Limited is ultimately a wholly owned subsidiary of Investor AB, a publicly-held Swedish company with its principal place of business at Arsenalsgatan 8c, S-103 32, Stockholm, Sweden.

(18)

Based on a Schedule 13D/A filed with the SEC on July 3, 2007 by Credit Suisse, a Swiss bank (the “Bank”), on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The Reporting Person may be deemed to beneficially own an aggregate of 7,527,631 shares of Common Stock, consisting of (i) 5,933,058 shares of Common Stock held directly by Sprout Capital IX, L.P. (“Spout IX”), 561,628 shares of Common Stock issuable upon the conversion of $4,285,215 aggregate principal amount of senior subordinated convertible notes held directly by Sprout IX and 653,978 shares of Common Stock issuable upon the exercise of warrants held directly by Sprout IX, (ii) 23,811 shares of Common Stock held directly by Sprout Entrepreneurs’ Fund, L.P. (“Sprout Entrepreneurs”), 2,360 shares of Common Stock issuable upon the conversion of $18,000 aggregate principal amount of senior subordinated convertible notes held directly by Sprout Entrepreneurs and 2,577 shares of Common Stock issuable upon the exercise of warrants held directly by Sprout Entrepreneurs, (iii) 291,382 shares of Common Stock held directly by Sprout IX Plan Investors, L.P. (“IX Plan”), 25,791 shares of Common Stock issuable upon the conversion of $196,785 aggregate principal amount of senior subordinated convertible notes held directly by IX Plan and

32,918 shares of Common Stock issuable upon the exercise of warrants held directly by IX Plan and (iv) 128 shares of Common Stock held directly by Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), , a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Company. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland and the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the successor company of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”), and all references hereinafter to CSFB-USA shall be deemed to refer to CS USA Inc. CS USA Inc is the sole member of CS Sec USA LLC. CS Sec USA LLC is the successor company of Credit Suisse First Boston LLC (“CSFB LLC”), which is the successor company of Credit Suisse First Boston Corporation (“CSFBC”), and all references hereinafter to CSFB LLC and CSFBC shall be deemed to refer to CS Sec USA LLC. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010. Sprout IX, Sprout Entrepreneurs and IX Plan are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II is Eleven Madison Avenue, New York, New York 10010. DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II are collectively referred to as the “CS Entities.” With respect to any rights or powers to vote, or to direct the vote of, or to dispose of, or direct the disposition of, the shares of ISTA Common Stock referenced above, there is shared power to vote, or to direct the vote of, and to dispose of, or to direct the disposition of, such shares of Common Stock among the Reporting Person, CS Hldgs USA Inc, CS USA Inc, CS Sec USA LLC and the CS Entities.

(19)

Based on (i) a Schedule 13G/A filed with the SEC on February 13, 2007 by James E. Flynn, individually, and on behalf of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, Deerfield Special Situations Fund International Limited. Consists of (i) 1,142,318 shares (including 202,228 shares issuable upon conversion of a senior subordinated convertible note) held by Deerfield Partners, L.P., (ii) 290,757 shares held by Deerfield Special Situations Fund, L.P., (iii) 1,588,736 (including 322,019 shares issuable upon conversion of a senior subordinated convertible note) held by Deerfield International Limited, (iv) 585,055 shares held by Deerfield Special Situations Fund International Limited, and (v) 80,000 shares held by James E. Flynn. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. Mr. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. Mr. Flynn disclaims beneficial ownership in shares held by the various Deerfield entities except to the extent of his pecuniary interest therein. The business address of James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P. Deerfield Special Situations Fund, L.P. and Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The business address of Deerfield International Limited and Deerfield Special Situations International Limited is c/o Hemisphere Management (B.V.I.) Limited, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(20)

Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2007. The principal business office for Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500 Portland, Oregon 97258.

(21)

Based in part on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2007 by HBK Investments L.P. Consists of (i) up to 2,621,232 shares of Common Stock issuable upon conversion of a senior subordinated convertible note owned by HBK Master Fund L.P. (the “Fund”), and (ii) 2,400,000 shares of Common Stock purchased in a private placement of pursuant to stock purchase agreements, dated as of June 26, 2007. Pursuant to the terms of the senior subordinated convertible note, the Fund may not convert any portion of the note if the conversion of such portion would result in the Fund owning in excess of 10% of our outstanding stock. HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the securities pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P.: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz, and William E. Rose. The principal business office of HBK Investments is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(22)

Herriot Tabuteau is the managing member of Versant Capital Management LLC (“Versant”) and so may be deemed to beneficially own such shares of Common Stock. Mr. Tabuteau disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The principal business office of Versant is 45 Rockefeller Plaza, Suite 2074, New York, New York 10111.

(23)

Consists of (i) 1,077,823 shares of Common Stock held by Visium Balanced Offshore Fund, LTD. (including 295,840 shares issuable upon conversion of a senior subordinated convertible note); (ii) 792,529 shares of Common Stock held by Visium Long Bias Offshore Fund, LTD. (including 128,284 shares issuable upon conversion of a senior subordinated convertible note); (iii) 742,732 shares of Common Stock held by Visium Balanced Fund (including 189,841 shares issuable upon conversion of a senior subordinated convertible note); (iv) 259,527 shares of Common Stock held by Visium Long Bias Fund (including 39,014 shares issuable upon conversion of a senior subordinated convertible note); and (v) 193,271 shares of Common Stock held by Atlas Master Fund, Ltd. (including 67,862 shares issuable upon conversion of a senior subordinated convertible note). Visium Asset Management, LLC is the investment advisor to the Visium Balanced Fund, LP, Visium Balanced Offshore Fund, Ltd. Visium Long Bias Fund, LP and Visium Long Bias Offshore Fund, Ltd. (collectively, the “Visium Funds”), and also manages an account for Atlas Master Fund, Ltd. Jacob Gottlieb is the Principal of Visium Asset Management, LLC. By virtue of such relationship, Visium Asset Management, LLC and Mr. Gottlieb share dispositive and voting control over such securities and, therefore, beneficially own the securities held by the Visium Funds and Atlas Master Fund, Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since January 1, 2006, there have been no transactions in which the Corporation was or is a participant in which the amount involved exceeded $120,000 and in which any related person (as that term is defined for purposes of Section 404(a) of Regulation S-K) had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors currently consists of eight persons and one vacancy. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors, Peter Barton Hutt, Benjamin F. McGraw III, Pharm.D., and Andrew J. Perlman, are scheduled to serve until the Annual Meeting. The Class II directors, Vicente Anido, Jr., Ph.D., Kathleen D. LaPorte, and Richard C. Williams, are scheduled to serve until the annual meeting of stockholders in 2008. The Class III directors, Dean J. Mitchell and Wayne I. Roe, are scheduled to serve until the annual meeting of stockholders in 2009.

In the event that any person nominated as a Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The name of the Class I nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors
Peter Barton Hutt	72	Senior Counsel, Covington & Burling	2002
Benjamin F. McGraw III, Pharm.D.	58	Managing Member, Long Shadows Asset Management, LLC	2000*
Andrew J. Perlman	59	Chief Executive Officer of Innate Immune, Inc.	2006

Continuing Class II Directors
Vicente Anido, Jr., Ph.D.	54	President and Chief Executive Officer	2001
Kathleen D. LaPorte	45	Managing Director, New Leaf Venture Partners, L.L.C.	2002
Richard C. Williams	64	President, Conner-Thoele Limited	2002

Continuing Class III Directors
Dean J. Mitchell	51	President and Chief Executive Officer of Alpharma, Inc.	2004
Wayne I. Roe	57	Retired	1998*

*	Dr. McGraw and Mr. Roe resigned as directors on November 19, 2002 in connection with the closing of a private placement financing and were reappointed as directors in December 2002.

Nominees for Terms Expiring at the Annual Meeting

Class I Directors

Peter Barton Hutt has served on our Board of Directors since November 2002. Mr. Hutt is a senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling. From time to time, Covington & Burling provides legal services to us. Mr. Hutt joined Covington & Burling in 1960 and was named partner in 1968, leaving from 1971 to 1975 to serve as Chief Counsel for the Food and Drug Administration and returning to Covington & Burling in September 1975. Mr. Hutt is the co-author of the casebook used to teach Food and Drug Law throughout the country and teaches a full course on the subject annually at Harvard Law School. Mr. Hutt is a member of the Board of Directors of Introgen Therapeutics, Inc., CV Therapeutics, Inc., Momenta Pharmaceuticals, Inc., Favrille, Inc. and Xoma Ltd. Mr. Hutt received a B.A. from Yale University and a LL.B. from Harvard University. In addition, Mr. Hutt received a Master of Laws degree in Food and Drug Law from New York University Law School.

Benjamin F. McGraw, III, Pharm.D. has served on our Board of Directors since April 2000, except for the period from November 2002 to December 2002. Dr. McGraw is the managing member of Long Shadows Asset Management, LLC, an investment advisory company. Prior to this, Dr. McGraw was President and Chief Executive Officer since 1994, Chairman of the Board since 1996, and Treasurer since 2006, of Valentis, Inc., a biotechnology company. Prior to this, Dr. McGraw was Corporate Vice President for Corporate Development of Allergan. Before that, he was an equity analyst and a fund manager at Carerra Capital Management. Prior to this, he was Vice-President, Development for Marion Laboratories and Marion, Merrell Dow. Dr. McGraw is also a director of Urigen Pharmaceuticals, Inc. Dr. McGraw received B.S. and Doctor of Pharmacy degrees from the University of Tennessee Center for the Health Sciences where he also completed a clinical practice residency.

Andrew J. Perlman, M.D., Ph.D. was appointed to our Board of Directors in April 2006. Dr. Perlman is the co-founder and has served since October 2004 as the Chief Executive Officer of Innate Immune, Inc., a company engaged in the discovery and development of therapeutics for asthma and autoimmune diseases. Dr. Perlman served in various senior management positions, culminating as Executive Vice President, at Tularik, Inc., a public biotechnology company; from 1993 through October 2004; except from February to October 2002, when he served as the Chief Executive Officer and a member of the Board of Directors of Affymax, Inc., a privately-held biopharmaceutical company. While at Tularik, Dr. Perlman’s principal responsibilities were in the areas of clinical research and business development by which he provided medical input and strategy for all Tularik clinical projects, and played an active role in Tularik’s financing activities and in its merger with Amgen in 2004. Prior to 1993, Dr. Perlman was a Senior Director of Clinical Research at Genentech, Inc. and served as a faculty member in the Department of Medicine at Stanford University. Dr. Perlman presently is a member of the Board of Directors of Innate Immune, Inc. Dr. Perlman received his M.D. and his Ph.D. in Physiology from New York University.

Directors Whose Terms Extend Beyond the Annual Meeting

Class II Directors

Vicente Anido, Jr., Ph.D. has served as our President and Chief Executive Officer and on our Board of Directors since December 2001. From June 2000 to September 2001, Dr. Anido was general partner for Windamere Venture Partners. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a biotechnology company. From 1993 to 1996, he served as President of the Americas Region of Allergan, a specialty pharmaceutical company focusing on ophthalmology, dermatology and neuromuscular indications. Dr. Anido is also a director of Apria Healthcare, Inc. Dr. Anido received a Ph.D. in Pharmacy Administration from the University of Missouri.

Kathleen D. LaPorte has served on our Board of Directors since November 2002. Ms. LaPorte is a Managing Director of New Leaf Venture Partners, LLC located in Menlo Park, California. Previously, Ms. LaPorte was a General Partner in the Healthcare Technology Group of the Sprout Group located in Menlo Park, California, which she joined in 1993 and became a General Partner in 1994. Between 1987 and 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early-stage investments. Previously, Ms. LaPorte was a financial analyst with The First Boston Corporation. Ms. LaPorte is a member of the Board of Directors of Affymax, Inc., eHealth, Inc. and VNUS Medical Technologies, Inc. Ms. LaPorte received a B.S. from Yale University and a M.B.A. from Stanford University Graduate School of Business. Sprout Group has a contractual right to designate two representatives to be nominated to our Board of Directors. Ms. LaPorte is the designated representative of Sprout Group.

Richard C. Williams has served on our Board of Directors since December 2002 and as Chairman of our Board of Directors since July 2004. Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. From 2000 to April 2001, Mr. Williams also served as Vice Chairman-Strategic Planning and director of

King Pharmaceuticals, Inc. From 1992 to 2000, Mr. Williams served as Chairman and director of Medco Research, a cardiovascular pharmaceutical development company, prior to its acquisition by King Pharmaceuticals in 2000. From 1997 to 1999, Mr. Williams was Co-Chairman and a director of Vysis, a genetic biopharmaceutical company. Prior to founding Conner-Thoele Limited, Mr. Williams held various operational and financial management officer positions with Erbamont, N.V., Field Enterprises, Inc., Abbott Laboratories and American Hospital Supply Corporation. Mr. Williams is also a director of EP Med Systems and a director, Chairman and interim Chief Executive Officer of Cellegy Pharmaceuticals, Inc., a specialty biopharmaceutical company. Mr. Williams received a B.A. degree from DePauw University and an M.B.A. from the Wharton School of Finance.

Class III Directors

Dean J. Mitchell was appointed to our Board of Directors in July 2004. In July 2006, Mr. Mitchell assumed the role of President and Chief Executive Officer at Alpharma Inc., a global specialty pharmaceutical company, and was also appointed a member of its board of directors. Prior to Alpharma, he was President and Chief Executive Officer of Guilford Pharmaceuticals Inc., from December 2004 until its acquisition by MGI Pharma Inc. in October 2005, and is now a non-executive Director of MGI. Mr. Mitchell was at Bristol-Myers Squibb (BMS) from 2001 until 2004 in several roles including President, International, President US Primary Care and Vice President, Strategy. He also spent 15 years at Glaxo SmithKline (GSK) and its predecessor companies, most recently as Senior Vice President, Clinical Development and Product Strategy from 1999 to 2001, and prior to that as Vice President and General Manager, Specialty Divisions, Strategic Planning and Business Development, from 1995 to 1999. He received his MBA degree from City University Business School (London, UK) and his B.Sc. degree in Biology from Coventry University, UK.

Wayne I. Roe has served on our Board of Directors since June 1998, except for the period from November 2002 to December 2002. Mr. Roe was Senior Vice President for United Therapeutics, Inc., a biotechnology company, from November 1999 to November 2000. From November 1988 to March 1999, Mr. Roe founded and served in various management positions at Covance Health Economics and Outcome Services, a consulting firm for life sciences companies, last serving as Chairman of the Board of Directors. Mr. Roe is also currently a director of Favrille, Inc., a biopharmaceutical company focused on the treatment of cancer and other diseases of the immune system. Mr. Roe received a M.A. in Political Economy from the State University of New York and an M.A. in Economics from the University of Maryland.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE NOMINEES SET FORTH ABOVE.

Board Meetings and Committees

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2006. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year. Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. All incumbent directors attended the 2006 annual meeting of stockholders.

Our common stock is listed on The Nasdaq Global Market and are governed by its listing standards. Our Board of Directors has determined that the following seven directors satisfy the current “independent director” standards established by Nasdaq Marketplace Rules: Peter Barton Hutt, Kathleen D. LaPorte, Benjamin F. McGraw III, Dean J. Mitchell, Andrew J. Perlman, Wayne I. Roe and Richard C. Williams. Peter Barton Hutt, a member of our Board of Directors since November 2002, is a senior counsel in the Washington, D.C. law firm of Covington & Burling. From time to time, attorneys at Covington & Burling, other than Mr. Hutt, provide legal services to us, and the provision of such services was considered by our Board in determining that Mr. Hutt is independent.

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board of Directors, copies of which are posted on our Internet website at www.istavision.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. Each Committee is described as follows:

Name of Committees and Members	Functions of the Committees	Number of Meetings in Fiscal 2006
AUDIT COMMITTEE Richard C. Williams (Chairperson) Benjamin F. McGraw, III, Pharm.D. Wayne I. Roe	• Oversees our accounting and financial reporting processes • Appoints, determines compensation for and oversees the work of the independent auditors • Approves the services performed by the independent auditors • Approves related party transactions	6

COMPENSATION COMMITTEE Benjamin F. McGraw, III, Pharm.D. (Chairperson) Kathleen D. LaPorte Dean J. Mitchell	• Sets executive compensation guidelines • Administers the Company’s stock incentive plans • Recommends to Board of Directors compensation of Chief Executive Officer and members of the Board of Directors • Approves compensation of executive officers other than Chief Executive Officer	6

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Peter Barton Hutt (Chairperson) Andrew J. Perlman	• Recommends corporate governance principles • Reviews and makes recommendations regarding candidates for service on the Board of Directors • Assists with executive development and succession matters	3

Audit Committee. Our Board of Directors has determined that all of the members of the Audit Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15), as well as Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3 thereunder. Our Board of Directors has also designated Mr. Williams and Dr. McGraw as our “audit committee financial experts,” as defined by the rules of the SEC.

Compensation Committee. Our Board of Directors has determined that all of the members of the Compensation Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15).

Nominating and Corporate Governance Committee. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15).

As reflected in the charter of the Nominating and Corporate Governance Committee, factors considered by the Nominating and Corporate Governance Committee in the selection of director nominees are experience in business, finance, administration or healthcare, familiarity with our business and industry and, as applicable, specific expertise, including but not limited to such matters as clinical development, regulatory strategy or business development. The Nominating and Corporate Governance Committee also gives consideration to candidates with appropriate non-business backgrounds, illustratively, with backgrounds in medicine, research, government or intellectual property. The Nominating and Corporate Governance Committee gives consideration to individuals identified by stockholders, management and members of the Board.

Our bylaws provide for business to be brought by a stockholder before an annual meeting, including nominations for the election of directors, so long as our Secretary receives, at the corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting.

In addition it is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Nominating and Corporate Governance Committee. Stockholders who wish to submit a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting a comprehensive written resume of the recommended nominee’s business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o ISTA Pharmaceuticals, 15295 Alton Parkway, Irvine, California 92618. The foregoing policy is subject to our Restated Certificate of Incorporation, our bylaws and applicable law. No director nominations by stockholders have been received as of the filing of this proxy statement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618. Stockholders should identify in their communication the addressee, whether it is our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to our Vice President, Human Resources. The Vice President, Human Resources will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on our Board of Directors or if the communication is addressed generally to our Board of Directors to our Chairperson of the Board of Directors.

Director Compensation

The Company’s non-employee directors received the following compensation in fiscal 2006 for the service on Board of Directors and its Committees:

•	An annual retainer of $20,000 for Board of Directors service.

•	$1,500 for each Board meeting attended.

•	$1,000 for each Committee meeting attended.

•	$1,000 for telephonic attendance at any Board or Committee meeting.

•

The Chairperson of the Board and the Chairperson of the Audit Committee each received an additional $10,000 annual retainer. Effective as of October 19, 2006, the annual retainer payable to the Chairman of the Board was increased from $10,000 per year to $20,000 per year.

•	The Chairperson of each of the Compensation and Nominating and Corporate Governance Committees receives an additional $5,000 annual retainer.

•	All non-employee directors are reimbursed for travel and miscellaneous expenses in connection with attendance at Board and committee meetings.

•	Stock options to purchase 20,000 shares of the Company’s common stock upon initial election or appointment to the Board.

•

Non-employee directors who, immediately after the annual meeting of stockholders in 2006, continued to serve on the Board of Directors and who had served on the Board for at least the six (6) months preceding such annual meeting of stockholders received annual grants of options to purchase 16,000 shares of the Company’s common stock.

•

The shares subject to the initial option grants vest in three equal annual installments while the shares subject to the subsequent annual grants will be fully vested upon the first anniversary of the date of grant.

•

During the fiscal year ending December 31, 2006, the Company granted non-employee directors options to purchase an aggregate of 132,000 shares of common stock each at an average exercise price of $6.03 per share under the Company’s 2004 Performance Incentive Plan, as amended.

The following table summarizes all compensation paid to or earned by Directors for fulfilling their duties as Directors of the Company in 2006.

Director Compensation Paid for the 2006 Fiscal Year

Name (a)	Fees Earned or Paid in Cash ($)[1] (b)	Stock Awards ($) (c)	Option Awards ($)[2] (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Rolf Classon[3]	$30,250	N/A	$14,816	N/A	N/A	N/A	$45,066
Peter Barton Hutt	$33,000	N/A	$14,816	N/A	N/A	N/A	$47,816
Kathleen D. LaPorte	$32,000	N/A	$14,816	N/A	N/A	N/A	$46,816
Benjamin F. McGraw III, Pharm.D.	$46,500	N/A	$14,816	N/A	N/A	N/A	$61,316
Dean J. Mitchell	$33,500	N/A	$14,816	N/A	N/A	N/A	$48,316
Andrew Perlman	$19,000	N/A	$26,047	N/A	N/A	N/A	$45,047
Wayne I. Roe	$33,000	N/A	$14,816	N/A	N/A	N/A	$47,816
Richard Williams[4]	$59,500	N/A	$14,816	N/A	N/A	N/A	$74,316

1.	Reflects cash compensation earned for fiscal year end 2006. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.
2.	Represents the proportionate amount of the total fair value of option and stock awards recognized by the Company as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No.123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards made in 2006 as well as awards granted in previous years for which we continued to recognize expense in 2006. The assumptions used in calculating the grant date fair value of the option awards are as followings: volatility: 95.49%; interest rate: 4.54%; expected term: 6.08 years. The shares subject to the initial option grants vest in three equal annual installments while the shares subject to the subsequent annual grants will be fully vested upon the first anniversary of the date of grant.
3.	Mr. Classon was appointed as the Chairperson of the Nominating and Corporate Governance Committee during the second quarter of 2006 following the resignation of Liza Page Nelson. Mr. Classon resigned from the Board in February 2007.
4.	Mr. Williams’ quarterly annual retainer payment was adjusted following the October 2006 Shareholders’ Meeting when the annual retainer for the BOD Chairman increased from $10,000 per year to $20,000 per year.

Other Executive Officers

Marvin J. Garrett (57) has served as our Vice President, Regulatory Affairs, Quality & Compliance since June 1999. From May 1994 to June 1999, Mr. Garrett was Vice President, Regulatory Affairs and Clinical Research for Xoma, Ltd., a biotechnology company. From 1990 to 1994, he was President and General Manager of Coopervision Pharmaceutical, a division of the Cooper Companies, Inc. Prior to joining Coopervision, Mr. Garrett was Vice President of Regulatory Affairs, Clinical Research and Quality for Iolab Pharmaceuticals, a Johnson & Johnson Company, and also Director of Regulatory Affairs for Allergan. Mr. Garrett received a B.S. in Microbiology from California State University, Long Beach.

Timothy R. McNamara, Pharm.D. (51) has served as our Vice President, Clinical Research and Medical Affairs, since November 2006, and previously served as Director, Medical Affairs, from November 2004 to November 2006. Dr. McNamara was Director, Medical Affairs at Amgen from June 2001 to July 2004. Prior to that,

Dr. McNamara was at Bristol-Myers Squibb from June 1989 to January 1998 where he last served as Director, Advance Health Care Services in the Department of Medical Affairs, and served as Senior Director of Medical Affairs for Searle from February 1998 to May, 2000, and was Chief Executive Officer of PRN Inc., a contract research organization, from June 2000 to June 2001. Dr. McNamara also held the position of Associate Professor at St. Louis College of Pharmacy and Samford University, and Clinical Pharmacist for the Program on Aging at Jewish Hospital and Washington University, School of Medicine, St Louis. Dr. McNamara received his B.S. in Pharmacy in 1979, and his Pharm.D. in 1981 from University of Missouri, Kansas City.

Kathleen McGinley (57) has served as our Vice President, Human Resources and Corporate Services, since November 2003. From January 2003 to November 2003, Ms. McGinley served as a consultant to ISTA. From May 2000 to January 2003, Ms. McGinley served as Director and Vice President, Human Resources for Littlefeet, Inc. From December 1999 to May 2000 she served as Director of Human Resources for Combi-Chem/Dupont Pharmaceuticals in San Diego, CA. Ms. McGinley received a M.S. from the University of Tennessee, Knoxville.

Kirk McMullin (54) has served as Vice President, Operations since August 2002. From 1995 to 2002, Mr. McMullin was Vice President, Worldwide Manufacturing Support for Allergan. Mr. McMullin received a B.A. from Humboldt State University.

Thomas A. Mitro (50) has served as our Vice President, Sales & Marketing since July 2002. From 1980 to 2002, Mr. Mitro held several positions at Allergan, including Vice President, Skin Care, Vice President, Business Development and Vice President, e-Business. Mr. Mitro received a B.S. degree from Miami University.

Lauren P. Silvernail (48) has served as our Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development, since March 2003. From 1995 to March 2003, Mrs. Silvernail served in various operating and corporate development positions for Allergan, most recently serving as Vice President, Business Development. From 1989 to 1994, she was a general partner at Glenwood Ventures and served as a director and operating manager for several portfolio companies. Mrs. Silvernail received a M.B.A. from the University of California, Los Angeles.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed.

Code of Ethics

Our Board of Directors adopted our Code of Ethics and Conduct (the “Code of Ethics”) on February 5, 2004. The Code of Ethics applies to our principal executive officer and principal financial and accounting officer, as well as to all other employees of the Company. A copy of the Code of Ethics is available on our website free of charge at http://www.istavision.com.

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

Compensation Objectives

The Company’s overall executive compensation philosophy is based on a series of guiding principles derived from the Company’s values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for the Company;

•	Align the financial interest of executives and stockholders through equity-based plans; and

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Elements

The Company’s compensation program is designed to be simple, straightforward and fair and consists of the following elements:

•	Base salary;

•	Annual cash bonus;

•	Long-term incentives;

•	A nominal perquisite; and

•	Employment and change-in-control agreements.

Target Pay and Mix for Compensation Elements

The Compensation Committee reviews both total compensation and each element of compensation when making pay decisions and recommendations to our Board of Directors. Although actual compensation can be above or below targets based on individual and Company performance, retention considerations and executive experience, the Company generally targets the following market percentiles for compensation for its executives:

•	Base salary is targeted at the median of the market to ensure the Company provides a competitive pay package and provides executives with a level of security for at least a portion of their pay;

•	The annual cash bonus is targeted at the 75th percentile of the market in the event of superior performance to ensure that superior performance is incentivized and rewarded;

•	The annual long-term incentive grant is targeted at the 75th percentile of the market to reflect the Company’s emphasis on long-term Company growth; and

•	The Company’s perquisites are nominal and its employment and change-in-control agreements are targeted at the median of the market.

In allocating compensation among these elements, the Company has pursued an overall compensation strategy for executives that emphasizes incentive, not fixed, compensation as illustrated by the following:

•

The base salary of the Chief Executive Officer (“CEO”) is only 39% of his total 2006 compensation package with the remaining 61% based on incentive compensation (based on a 2006 base salary, 2006 annual bonus paid in 2007, and the value of long-term incentives granted in 2006);

•

The other Named Executive Officers’ base salaries, on average, were 55% of their total 2006 compensation package with the remaining 45% based on incentive compensation (based on a 2006 base salary, 2006 annual bonus paid in 2007, and the value of long-term incentives granted in 2006); and

•

The Company has also emphasized long-term compensation over short-term compensation given that the Company is in its early stages of growth where a long-term focus is critical and given that the Company attracts executives who are generally more motivated by long-term compensation over short-term compensation.

Compensation Element Details

Base Salary

The Company pays base salaries to reward executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their compensation. The primary factors considered by the Compensation Committee in establishing or making recommendations to the Board of Directors regarding base salaries are:

•	Individual and Company performance;

•	Executive experience, position criticality and overall responsibility of the executive;

•	Comparable company and survey market data; and

•	Internal equity among positions.

Named Executive Officer salaries are considered for adjustment annually as part of the Company’s annual review process. The base salary of the CEO is recommended by the Compensation Committee and approved by the Board of Directors. The base salary of all other Named Executive Officers is approved by the Compensation Committee. Consistent with our compensation philosophy, we may, from time to time, make adjustments to our executives’ base salaries and other components of compensation to maintain competitive levels with the market, or when other circumstances, such as promotion or performance dictate. For 2006, the Named Executive Officers’ base salaries were increased by approximately 3.5% to 5%.

Annual Cash Bonus Plan

In February 2006, the Company’s Board of Directors, upon recommendation of the Board’s Compensation Committee, adopted a cash bonus plan (“Bonus Plan”). Under the Bonus Plan, participating executive officers and employees were eligible to earn cash bonus compensation based on 2006 Company and individual performance. The Bonus Plan is designed to reward achievement of predetermined Company and individual goals. No bonus is guaranteed to any executive.

The Compensation Committee was responsible for evaluating the individual performance of the CEO for the 2006 fiscal year and for submitting to the Board of Directors the Compensation Committee’s recommendation regarding the amount of the cash bonus payable to the CEO under the Bonus Plan. The Compensation Committee’s recommendation was based upon 2006 Company performance and such other relevant factors considered in the discretion of the Compensation Committee. The Board of Directors has the final authority to approve the Compensation Committee’s recommendation regarding the amount of the cash bonus payable, if any, to the CEO under the Bonus Plan.

The CEO was responsible for evaluating each participating executive officer’s 2006 performance and for submitting to the Compensation Committee his recommendations regarding the amount of the cash bonus payable to each such executive officer. The CEO’s recommendations were based upon the CEO’s assessment of each executive officer’s individual performance for 2006 and other relevant factors considered in the discretion of the CEO. The Compensation Committee had the final authority to approve the CEO’s recommendations regarding the amount of the cash bonus, if any, payable to each executive officer under the Bonus Plan.

Under the Bonus Plan, executives were eligible to receive all or a portion of a target bonus expressed as a percentage of their respective base salaries. The 2006 target bonus of the Company’s CEO was 50% of his base salary and the target bonuses for other Named Executive Officers were between 30% and 35% of their annual base salaries. As a result of the Company falling behind comparable companies with respect to bonus target opportunity, the Compensation Committee recommended, and the Board of Directors approved, increasing the CEO’s 2007 target bonus from 50% to 60%, and the Compensation Committee approved the increase of Lauren P. Silvernail’s and Thomas Mitro’s 2007 target bonuses from 35% to 40%, and all other Named Executive Officer’s 2007 targets bonuses from 30% to 35%.

Over time, the Bonus Plan has shifted from a milestone achievement plan of a developing biotechnology company to a plan that is more heavily weighted on achievement of specific financial goals that are more appropriate for a commercial pharmaceutical company. For 2006, funding for the Bonus Plan was weighted 70% on achievement of specific financial goals and 30% on achievement of specific milestones.

With respect to the Company’s 2006 financial goal (70% of the total bonus opportunity), the Board of Directors, upon recommendation of the Compensation Committee, adopted guidelines to determine tiered funding based on various levels of sales achievement and expense target. Regardless of the guidelines, Bonus Plan funding continues to be at the discretion of the Board of Directors. The portion of the funding of the Bonus Plan that was based on milestones (30% of the total bonus opportunity) involved the filing of a New Drug Application (NDA) with the U.S. Food and Drug Administration, advancing a product into the next phase of trials and pipeline building activities. The specific details of these financial goals and milestones are confidential Company information, the disclosure of which could cause the Company financial harm. These goals and milestones are challenging to achieve and set to focus executive attention on key accomplishments that will enhance the long-term value of the Company.

Once the Board of Directors has established the funding level for the Bonus Plan, individual determinations of bonuses are calculated for the CEO and the Named Executive Officers based on their achievement of specific goals appropriate to their roles in the Company. The CEO’s goals are identical to the Company’s funding goals, so he is measured 70% on financial performance and 30% on the Company’s specific milestone goals. Other Named Executive Officer goals are based on financial and department specific goals. As is the case with the financial goals and milestones, the specific details of the financial and department specific goals are confidential Company information, the disclosure of which could cause the Company financial harm. These financial and department specific goals are challenging to achieve and set to focus executive attention on key accomplishments that will enhance the long-term value of the Company.

Under the pre-established funding guidelines for the financial portion of the bonus (70% of the total bonus opportunity) and the milestone portion of the bonus (30% of the opportunity), the funding of the Bonus Plan was at 96%.

Bonus achievement by individual ranged from approximately 94% to 96% of target for all Named Executive Officers except for Thomas Mitro. Mr. Mitro’s bonus was approximately 108% of target because of his exceptional performance in achieving the sales targets, market share results for Xibrom and Istalol and the building of the sales/marketing infrastructure, including the scale-up of the sales force.

Long-Term Incentives

The Company’s 2004 Performance Incentive Plan provides for the grant of stock options, restricted stock awards and performance shares to qualified employees and officers. Equity awards, which may include stock options and restricted stock grants, are provided to executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company. Long-term incentive rewards are also used to help retain employees through the use of vesting.

Historically, the Company has awarded only stock options to executives and employees. In 2006, long-term incentive awards were delivered in the form of both stock options and restricted stock awards, with the following weightings:

Long-term Incentive Instrument	Approximate Percentage of Total Award Value (Assumes 3 to 1 Ratio of Options to Restricted Stock)
Stock Options	70%
Restricted Stock	30%

Stock options for annual performance grants vest 1/48th per month over 48 months (4 years) and restricted stock vests 25% per year over 4 years.

The Company made the decision to add restricted stock to the long-term incentive mix after careful consideration of the following factors:

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The volatility of the Company’s stock causes a high expense value for a Company stock option, which could create a situation where the cost of issuing an option to the Company could exceed the value ultimately delivered to employees;

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Restricted stock has more retentive value in the event of a downturn in the stock markets and helps align employee thinking with a true shareholder in that employees would not only have an interest in increasing the value of the stock, but also an interest in avoiding price declines; and

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The competitive marketplace is beginning to use restricted stock as at least a portion of the long-term incentive award and the Company wants to ensure that its long-term incentive package remains competitive with the market.

Despite these potential advantages to restricted stock, the Compensation Committee still believes that continuing to grant a high percentage of the total long-term incentive package in stock options is important to ensure that employees are appropriately motivated to increase the value of the Company.

Decisions around the size of long-term incentive awards for the CEO are made by the Board of Directors, upon recommendation of the Compensation Committee, after careful consideration of the following factors:

•	Company and individual performance;

•	Comparable company and survey market data; and

•	Retention considerations.

Decisions around the size of long-term incentive awards for the other Named Executive Officers are made by the Compensation Committee after careful consideration of the following factors:

•	Company and individual performance;

•	The CEO’s recommendations;

•	Comparable company and survey market data;

•	Retention considerations;

•	Internal equity; and

•	Executive potential.

The Chief Executive Office was granted 18,600 restricted shares and 130,200 stock options in 2006. Other Named Executive Officers received restricted stock grants ranging from 3,500 to 6,100 and option grants ranging from 17,300 to 43,400.

Perquisite

The Company only offers one nominal perquisite to its executives. Each executive is provided with a taxable benefit of $5,000 to cover the executive’s cost of tax preparation, financial planning or other non-reimbursable expenses at the executive’s discretion. The purpose of providing this benefit is to ensure that executives are focused on their Company responsibilities and not on taxes or financial planning, and to ensure that executives receive quality and ethical advice on these matters.

Employment and Change in Control Agreements

The Company has entered into executive employment agreements (“Executive Employment Agreements”) with its CEO and each of the Named Executive Officers. The Company has entered into these Agreements to provide a competitive total compensation package for Named Executive Officers and to provide Named Executive Officers with personal financial security in the event that such Named Executive Officers are in the position of making Company decisions such as selling the Company or making an acquisition that may impact the Named Executive Officer’s own position with the Company. The level of benefit provided under the Executive Employment Agreements was established after a careful review of employment agreements with executives at comparable companies and after quantifying the Company’s financial exposure under the Agreements in the event of an executive termination under a variety of circumstances.

Each Executive Employment Agreement provides for an annual base salary and eligibility to receive an annual target bonus and equity awards. Annual adjustments to base salary, determination of bonuses and equity awards are at the discretion of the Company’s Board of Directors, with respect to CEO, and the Board’s Compensation Committee, with respect to the other Named Executive Officers.

Each officer’s employment may be terminated at any time with or without cause, or by reason of death or disability, or each officer may voluntarily resign at any time with or without good reason. Each Executive Employment Agreement provides for specific benefits under a variety of termination scenarios. A detailed description and quantification of those potential benefits is described on pages 28 to 34 of this Proxy Statement.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors, comprised of three independent directors, oversees the Company’s executive compensation programs. These programs include base salary for executive officers, both annual and long-term incentive compensation programs, perquisites, and employment and change-in-control agreements. The CEO’s total compensation is recommended by the Compensation Committee and approved by the Board of Directors. The compensation of all other executive officers is recommended by the CEO and approved by the Compensation Committee. See also “Compensation Element Details” above and “Role of Management in the Compensation Determination Process” below.

The specifics of the responsibilities of the Compensation Committee can be found in the Committee’s charter located at the Company’s website at www.istavision.com. The Compensation Committee meets regularly regarding compensation issues and regularly receives input from its independent compensation consultant, Pearl Meyer & Partners.

Role of Management in the Compensation Determination Process

Management plays a limited role in the compensation determination process. The CEO prepares annual reviews for top executives and makes compensation recommendations for his direct reports to the Compensation Committee. At the request of the Compensation Committee, management occasionally makes proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters.

Role of the Compensation Consultant in the Compensation Determination Process

In 2006, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) as its independent, objective compensation consultant. PM&P reports directly to the Chair of the Compensation Committee and does not provide any services to the Company other than those requested by Compensation Committee Chair or his designee. PM&P assists the Compensation Committee and management in understanding compensation concepts, management proposals relating to changes in compensation, and changing regulatory requirements. Primary services provided to the Compensation Committee by PM&P in 2006 included:

•

Development of a Peer Group of comparable companies in the life sciences field that were of similar size to the Company. Comparable companies used in the 2006 compensation analyses were Auxilium Pharmaceuticals, Biomarin Pharmaceuticals, Connetics Corp, Encysive Pharmaceuticals, Hollis Eden Pharmaceuticals, Inspire Pharmaceuticals, Pain Therapeutics, Pozen Inc., Salix Pharmaceuticals, Santarus Inc., and ZILA Inc.;

•	A competitive analysis of compensation for each executive utilizing comparable company compensation data, and size and industry appropriate broad survey data;

•	A draft of the Compensation Discussion & Analysis and Summary Compensation Tables for the Company’s attorneys’ review in preparation of the required disclosures;

•	A review of employment contract terms and benefits and comparison to comparable companies in the market;

•	Quantification of employment contract benefits under a variety of termination situations; and

•	General compensation advice.

Specifics of Compensation Determination Process

For 2006, the compensation determination process followed by the Compensation Committee was as follows:

•

On February 2, 2006, the Compensation Committee reviewed guidelines prepared by management at the Committee’s request regarding tiered funding of the financial component of the 2006 Bonus Plan (representing 70% of the total Bonus Pool funding opportunity) based on different levels of financial performance. The Compensation Committee also reviewed proposed milestone goals representing 30% of the total Bonus Plan funding opportunity. After discussion and deliberation, the Compensation Committee recommended that the Board of Directors approve the financial and milestone guidelines for the 2006 Bonus Plan, which were subsequently approved by the Board;

•

Also on February 2, 2006, the Compensation Committee reviewed the compensation of the CEO. In considering the appropriate level of compensation for the CEO, the Compensation Committee reviewed the CEO’s total current compensation, the Company and the CEO’s performance, as well as survey data compiled by the Compensation Committee’s independent compensation consultant. The Chair of the Compensation Committee proposed a recommended 2006 base salary and 2006 annual equity grant for the CEO based on the factors previously described. After discussion and deliberation, the Compensation Committee agreed with the Compensation Committee Chair’s recommendations and made a recommendation to the Board of Directors to approve the CEO’s 2006 base salary and equity grant;

•	On February 16, 2006, the Board of Directors approved the CEO’s 2006 base salary and long-term incentive grant, as recommended by the Compensation Committee;

•

On February 16, 2006, the Compensation Committee reviewed the compensation of the other Named Executive Officers. In determining the appropriate level of compensation for the Named Executive Officers, the Compensation Committee reviewed each Named Executive Officer’s total current compensation, Company and individual performance, internal equity, the CEO’s recommendations, as well as survey data compiled by the Committee’s independent compensation consultant. After discussion and deliberation, the Compensation Committee approved the CEO’s recommendations regarding the other Named Executive Officers’ 2006 base salaries and 2006 long-term incentive grants;

•

On December 15, 2006, the Compensation Committee reviewed the Company’s performance against the pre-established goals for funding the Bonus Plan and, after discussing and reviewing the guidelines for the financial and milestone portions of the total 2006 Bonus Plan opportunity, the Compensation Committee determined and recommended to the Board of Directors that the 2006 Bonus Plan be funded at 96%. On December 15, 2006, the Board of Directors approved that the 2006 Bonus Plan be funded at 96%, as recommended by the Compensation Committee;

•

On January 18, 2007, the Compensation Committee reviewed and discussed the performance of the CEO in fiscal 2006 against the accomplishment of the Company’s goals in 2006, and recommended to the Board of Directors that the CEO receive a bonus of 96% of his target bonus; and

•

On February 2, 2007, the Board of Directors approved the CEO’s bonus at 96% of his target bonus, as recommended by the Compensation Committee. Also on February 2, 2007, the Compensation Committee approved the other Named Executive Officers bonuses, which ranged from 94% to 108% of their target bonuses depending on the achievement of their personal goals.

Impact of Accounting and Tax

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, (the “Code”) may limit the Company’s ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company’s CEO and the Company’s four other highest paid executive officers in any one fiscal year.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers. In order to preserve the Company’s ability to deduct the compensation income associated with equity awards granted to such person, for the purposes of Section 162(m) of the Code, the 2004 Performance Incentive Plan provides that no employee may be granted, in any of one calendar year, options relating to more than 400,000 shares of common stock and restricted shares and performance shares relating to more than 100,000 shares of common stock. In addition, the 2004 Performance Incentive Plan provides that in connection with an employee’s initial employment, the employee may be granted options relating to up to 800,000 shares of common stock and restricted shares and performance shares relating to up to 200,000 shares of common stock. To the extent grants under the 2004 Performance Incentive Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Code.

The Company has considered the impact of compensation expense associated with issuing stock options and the potentially high expense associated with a Company stock option was a factor in the decision to change the long-term incentive compensation package from 100% options to 70% options and 30% restricted stock (assuming a 3 to 1 ratio of options to restricted stock).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2006 served as an officer, former officer or employee of the Company or any of its subsidiaries. During fiscal year 2006, no executive officer of the Company served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or Compensation Committee, and no executive officer of the Company served as a member of the board of directors of any other entity, one of whose executive officers served as a member of the Company’s Compensation Committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Benjamin F. McGraw, III, Pharm.D. (Chairman)

Kathleen D. LaPorte

Dean J. Mitchell

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by the Company for the year ended December 31, 2006 for services rendered by the Company’s Named Executive Officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)1 (e)	Option Awards ($)[1] (f)	Non- Equity Incentive Plan Compensation ($)[2] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3] (h)	All Other Compensation ($)[4] (i)	Total ($) (j)
Vicente Anido, Jr., PhD President & CEO	2006	$426,198	$0	$27,423	$439,174	$204,575	N/A	$5,000	$1,102,370
Lauren P. Silvernail Chief Financial Officer	2006	$241,500	$0	$8,256	$174,202	$81,144	N/A	$5,000	$510,102
Marvin J. Garrett Vice President, Regulatory Affairs, Quality, and Compliance	2006	$274,408	$0	$8,994	$56,845	$78,000	N/A	$5,000	$423,247

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)[1] (e)	Option Awards ($)[1] (f)	Non- Equity Incentive Plan Compensation ($)[2] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3] (h)	All Other Compensation ($)[4] (i)		Total ($) (j)
Thomas A. Mitro Vice President, Sales and Marketing	2006	$263,925	$0	$5,750	$125,438	$100,000	N/A	$5,000		$500,113
Kirk McMullin Vice President, Operations	2006	$229,900	$0	$6,192	$92,858	$65,000	N/A	$595		$394,545
Lisa R. Grillone, Ph.D.[5] Vice President, Clinical Research and Medical Affairs	2006	$236,815	$0	$0	$0	$0	N/A	$207,985	[6]	$444,800

1.	Represents the proportionate amount of the total fair value of option and stock awards recognized by the Company as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of financial Accounting Standards No.123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this Proxy Statement, as well as awards granted in previous years for which we continued to recognize expense in 2006. The assumptions used in calculating the grant date fair value of the option awards are as followings: volatility: 95.49%; interest rate: 4.54%; expected term: 6.08 years. The options vest in monthly increments for 4 years. For the stock awards, the fair market value is $6.77 per share which reflects the fair market value as of the closing price for the 2/16/2006 grant date. These awards vest 25% per year for the next 4 years.
2.	Reflects the actual payouts for fiscal year 2006 under the plan-based non-equity incentive plan.
3.	There is no Pension or Non-Qualified Deferred Compensation Plan.
4.	Reflects the annual cost incurred by ISTA for financial planning.
5.	Dr. Grillone terminated her employment with the Company on November 15, 2006. Prior to her termination of employment, her annual base salary was $270,646.
6.	All Other Compensation for Dr. Grillone includes $202,985 in severance payments (9 months salary per her employment contract), and $5,000 for Company-paid financial planning services. Dr. Grillone will also receive up to $417.11 per month for up to 9 months in Company payments for COBRA premiums for medical insurance.

Grants of Plan-Based Awards in 2006 Fiscal Year

The following table summarizes grants of awards pursuant to plans made to Named Executive Officers during the year ended December 31, 2006.

Name (a)	Grant Date[1] (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2,3]			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)[4] (k)	Full Fair Value of Equity Award ($)5. 6
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Vicente Anido, Jr., PhD	2/16/2006	$174,741	$213,099	$330,303	18,600		$6.77	$125,903
	2/16/2006					130,200	$6.77	$729,120
Lauren P. Silvernail	2/16/2006	$59,409	$72,450	$112,298	5,600		$6.77	$37,906
	2/16/2006					39,900	$6.77	$223,440
Marvin J. Garrett	2/16/2006	$67,504	$82,322	$127,600	6,100		$6.77	$41,291
	2/16/2006					43,400	$6.77	$243,040
Thomas A. Mitro	2/16/2006	$64,926	$79,178	$122,725	3,900		$6.77	$26,399
	2/16/2006					30,300	$6.77	$169,680
Kirk McMullin	2/16/2006	$56,555	$68,970	$106,904	4,200		$6.77	$28,430
	2/16/2006					32,100	$6.77	$179,760
Lisa R. Grillone, Ph.D.	2/16/2006	$66,579	$81,194	$125,850	3,500		$6.77	$23,692
	2/16/2006					17,300	$6.77	$96,880

1.	Reflects the SFAS 123R date of the grant for all stock options and restricted stock granted in 2006.
2.	For Dr. Anido, target reflects 50% of base salary. For all other executives, target reflects 30% of base salary. Maximum awards are capped at 155% of the target award opportunity for all executives and threshold awards are 82% of the target award opportunity.
3.	For all executives, the threshold of the plan-based non-equity incentive plan is 82% of target while the maximum is 155% of target.
4.	The exercise price of the option grants listed above corresponds with the end-of-day FMV of the stock on the date of grant.
5.	Value reflects the SFAS Black-Scholes value as of the date of the grant, 2/16/2006. The Black-Scholes value is $5.60 per option (using a volatility of 95.49%, an interest rate of 4.54% and an expected term of 6.08 years).
6.	For restricted stock awards, this value reflects the grant date value. For all awards, the fair market value is $6.77 per share which reflects the fair market value as of the closing price as of grant date.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table summarizes outstanding equity awards held by Named Executive Officers as of December 31, 2006.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c) [1]	Equity Incentive Plan Awards	Option Exercise Price ($) (e)	Option Expiration Date[2] (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
			Number of Securities Underlying Unearned Options (#) (d)
Vicente Anido, Jr., PhD			0			18,600	$132,246
	100,461	0	0	$20.00	12/21/2011
	595,000	0	0	$3.49	12/16/2012
	62,333	25,667	0	$9.41	02/05/2014
	43,817	51,784	0	$10.27	02/17/2015
	27,125	103,075	0	$6.77	02/16/2016
Lauren P. Silvernail						5,600	$39,816
	154,687	10,313	0	$5.40	03/10/2013
	19,833	8,167	0	$9.41	02/05/2014
	9,166	10,834	0	$10.27	02/17/2015
	8,312	31,588	0	$6.77	02/16/2016
Marvin J. Garrett						6,100	$43,371
	14,815	0	0	$7.56	08/09/2009
	2,222	0	0	$7.56	03/14/2010
	1,700	0	0	$51.25	03/06/2011
	0	1,800	0	$22.50	10/29/2011
	2,000	0	0	$16.10	02/15/2012
	138,000	0	0	$3.49	12/16/2012
	14,875	6,125	0	$9.41	02/05/2014
	9,166	10,834	0	$10.27	02/17/2015
	9,041	34,359	0	$6.77	02/16/2016
Thomas A. Mitro						3,900	$27,729
	30,000	0	0	$8.50	06/21/2012
	164,000	0	0	$3.49	12/16/2012
	17,708	7,292	0	$9.41	02/05/2014
	8,250	9,750	0	$10.27	02/17/2015
	6,312	23,988	0	$6.77	02/16/2016
Kirk McMullin						4,200	$29,862
	15,000	0	0	$6.90	08/05/2012
	98,000	0	0	$3.49	12/16/2012
	21,250	8,750	0	$9.41	02/05/2014
	10,541	12,459	0	$10.27	02/17/2015
	6,687	25,413	0	$6.77	02/16/2016
Lisa R. Grillone, Ph.D.	6,250	0	0	$16.10	08/07/2010
	1,700	0	0	$51.25	03/06/2011
	6,250	0	0	$28.90	08/13/2011
	2,000	0	0	$16.10	02/15/2012
	17,187	0	0	$9.41	02/05/2014
	7,082	0	0	$10.27	02/17/2015

1.	Initial stock option grants awarded to new executives vest over a 4-year period, with 25% vesting on the first anniversary of the initial grant and the remaining 75% vesting in 36 monthly installments. All other outstanding stock option grants vest in monthly increments over a 4-year period except for Mr. Garrett’s grant made on 10/29/2001 which vests upon the approval of a drug in development.

2.	All stock option grants have a 10-year term.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table sets forth information concerning options exercised by each Named Executive Officer in 2006.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Lisa R. Grillone, Ph.D.	42,900	$159,221.54
	1,201	$406.16
	25,730	$92,250.83
	200	$32.00
	1,482	$517.71
	71,370	$268,351.20

Termination of Employment and Change-in-Control Agreements

CEO and Named Executive Officers Excluding Lauren P. Silvernail

In the event a Named Executive Officer’s (excluding Lauren P. Silvernail) employment is terminated by the Company without cause absent a change in control of the Company, the Company will provide the following severance compensation and benefits:

•

A lump sum severance payment in an amount equal to 12 months base salary with respect to the CEO, and 9 months base salary with respect to the other Named Executive Officers (excluding Lauren P. Silvernail);

•

Health insurance premiums payable by the Company for continued health insurance coverage for such officer and all then insured dependents for a period of up to twelve months with respect to the CEO, and up to nine months with respect to the other Named Executive Officers (excluding Lauren P. Silvernail). To be eligible for this coverage, such Named Executive Officers (excluding Lauren P. Silvernail) must make a timely election to continue such coverage under COBRA and the Company’s obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer; and

•	Outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company.

In the event of a change in control of the Company and if within twenty-four months following such change in control the Named Executive Officer’s (excluding Lauren P. Silvernail) employment is terminated by the Company without cause, or such Named Executive Officer (excluding Lauren P. Silvernail) resigns for good reason within sixty days of the event forming the basis for such good reason termination, then the Company will provide the Named Executive Officer (excluding Lauren P. Silvernail) with severance compensation and benefits consisting of:

•

For the CEO, a lump sum severance payment in an amount equal to 24 months base salary plus 2 times the higher of: (a) the target bonus to be earned for the year in which termination occurs, or (b) the bonus amount paid to the CEO in the prior year;

•

For other Named Executive Officers (excluding Lauren P. Silvernail), 12 months base salary plus the higher of (a) one times the target bonus to be earned for the year in which termination occurs, or (b) one times the bonus amount paid the Named Executive Officer (excluding Lauren P. Silvernail) in the prior year;

•

Health insurance premiums payable by the Company for continued health insurance coverage for such executive and all then insured dependents for a period of up to 24 months with respect to the CEO and 12 months with respect to all other Named Executive Officers (excluding Lauren P. Silvernail). To be eligible for this coverage, each Named Executive Officer must make a timely election to continue such coverage under COBRA and the Company’s obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer;

•	Outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by us; and

•

Any unvested options, restricted shares or other equity based awards then held by a Named Executive Officer (excluding Lauren P. Silvernail) will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

Lauren P. Silvernail

The Company has also entered into an employment agreement with Lauren P. Silvernail. Mrs. Silvernail’s employment agreement sets forth her compensation arrangements, including her initial annual base salary and initial option grant. Mrs. Silvernail is also entitled to a performance bonus of up to 35% of her annual base salary. In February 2007, the Compensation Committee approved the increase of Mrs. Silvernail’s target bonus from 35% to 40%.

In the event of termination of employment not following a change-in-control other than voluntarily or for cause, Mrs. Silvernail will receive:

•	6 months of base salary as severance.

Mrs. Silvernail’s change-in-control agreement with the Company provides that if Mrs. Silvernail’s employment is terminated as a result of an “involuntary termination” within 24 months after a “change of control,” then she will be entitled to:

•	9 months of base salary and healthcare related benefits.

•	A pro rata portion of her performance bonus based upon the number of months that she was employed during the year of termination.

All options to purchase the Company’s common stock held by Mrs. Silvernail vest in full upon a “change of control” regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by the Company (or its successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

The following tables summarize the amounts that would have been payable to each Named Executive Officer assuming the Named Executive Officer terminated on December 31, 2006:

Payments to Vicente Anido, Jr., PhD Assuming a December 31, 2006 Termination

	Cash Severance				Equity			Benefits Continuation[4]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity[3]
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Involuntary Without Cause Termination	1	$426,198	N/A	N/A	$2,163,123	N/A		$14,513	N/A	$2,603,834

Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	2	$852,396	2	$426,198	$2,163,123	$35,046	[3]	$29,026	N/A	$3,470,743

1.	In the event of termination in context of a Change in Control, Dr. Anido receives the greater of (A) two (2) times his target bonus to be earned for the year in which termination occurs or (B) two (2) times the bonus amount paid to the Executive in the prior year. The bonus amount reflects 2006 target bonus.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $7.11 as of 12/29/2006.
3.	Any unvested and outstanding Equity Awards held by Dr. Anido shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by the Company for continued health insurance coverage for Dr. Anido and all his then currently insured dependents continue for up to 12 months, or 24 months in the context of a Change in Control, and his then currently insured dependents, provided that Dr. Anido makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Dr. Anido becomes eligible for health insurance with a new employer, and Dr. Anido agrees to promptly notify the Company in writing of any such event of eligibility.
5.	Dr. Anido will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Dr. Anido will also receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by the Company.

Payments to Lauren P. Silvernail Assuming a December 31, 2006 Termination

	Cash Severance				Equity		Benefits Continuation[3]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[4] Voluntary Termination[4] Death or Disability[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Cash Severance				Equity		Benefits Continuation[3]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
Involuntary Without Cause Termination	0.5	$120,750	N/A	N/A	$267,341	N/A	$7,254	$50,660	$446,005

Within 24 Months Following a Change in Control[5] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	0.75	$181,125	N/A	$81,144	$267,341	$28,375	$10,881	$50,660	$619,526

1.	In the event of termination in context of a Change in Control, Mrs. Silvernail will be entitled to a pro rata portion of her performance bonus based upon the number of months that she was employed during the year of termination. The bonus amount reflects 2006 bonus received.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $7.11 as of 12/29/2006.
3.	In the event of a change-in-control, health insurance premiums payable by the company for continued health insurance coverage for up to 9 months for Mrs. Silvernail, provided that she makes a timely election to continue that coverage under COBRA, and provided further that the company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mrs. Silvernail becomes eligible for health insurance with a new employer, and Mrs. Silvernail agrees to promptly notify the Company in writing of any such event of eligibility.
4.	Mrs. Silvernail will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
5.	All options to purchase the Company’s common stock held by Mrs. Silvernail vest in full upon a “change of control” regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by the Company (or its successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

Payments to Marvin J. Garrett Assuming a December 31, 2006 Termination

	Cash Severance				Equity			Benefits Continuation[4]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Involuntary Without Cause Termination	0.75	$205,806	N/A	N/A	$502,634	N/A		$10,881	$15,177	$734,498

Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$274,408	1	$82,322	$502,634	$11,682	[3]	$14,513	$15,177	$900,736

1.	In the event of termination in context of a Change in Control, Mr. Garrett receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to the Executive in the prior year. The bonus amount reflects the 2006 target bonus.

2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $7.11 as of 12/29/2006.
3.	Any unvested and outstanding Equity Awards held by Executives shall become 100% vested as of the termination date of the Executive’s employment.
4.	Health insurance premiums payable by the Company for continued health insurance coverage for Mr. Garrett and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. Garrett makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Garrett becomes eligible for health insurance with a new employer, and Mr. Garrett agrees to promptly notify the Company in writing of any such event of eligibility.
5.	Mr. Garrett will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Mr. Garrett will also receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized services selected by the Company.

Payments to Thomas A. Mitro Assuming a December 31, 2006 Termination

	Cash Severance				Equity			Benefits Continuation[4]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Involuntary Without Cause Termination	0.75	$197,944	N/A	N/A	$595,826	N/A		$10,881	N/A	$804,651

Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$263,925	1	$92,374	$595,826	$8,156	[3]	$14,513	N/A	$974,794

1.	In the event of termination in context of a Change in Control, Mr. Mitro receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to him in the prior year. The bonus amount reflects the 2006 actual bonus.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $7.11 as of 12/29/2006.
3.	Any unvested and outstanding Equity Awards held by Executives shall become 100% vested as of the termination date of the Executive’s employment.
4.	Health insurance premiums payable by the Company for continued health insurance coverage for Mr. Mitro and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. Mitro makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Mitro becomes eligible for health insurance with a new employer, and Mr. Mitro agrees to promptly notify the Company in writing of any such event of eligibility.
5.	Mr. Mitro will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Mr. Mitro will receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized services selected by the Company.

Payments to Kirk McMullin Assuming a December 31, 2006 Termination

	Cash Severance				Equity			Benefits Continuation[4]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Involuntary Without Cause Termination	0.75	$172,425	N/A	N/A	$360,184	N/A		$7,272	N/A	$539,881

Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$229,900	1	$68,970	$360,184	$8,640	[3]	$9,701	N/A	$677,395

1.	In the event of termination in context of a Change in Control, Mr. McMullin receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to him in the prior year. The bonus amount reflects the 2006 target bonus.
2.	Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $7.11 as of 12/29/2006.
3.	Any unvested and outstanding Equity Awards held by Mr. McMullin shall become 100% vested as of the termination date of his employment.
4.	Health insurance premiums payable by the Company for continued health insurance coverage for Mr. McMullin and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. McMullin makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. McMullin becomes eligible for health insurance with a new employer, and Mr. McMullin agrees to promptly notify the Company in writing of any such event of eligibility.
5.	Mr. McMullin will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.
6.	Mr. McMullin will receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized services selected by the Company.

Lisa Grillone, Ph.D.

Dr. Grillone terminated her employment with the Company on November 15, 2006. Pursuant to the terms of Dr. Grillone’s Executive Employment Agreement, dated March 13, 2006, Dr. Grillone received $202,985 in severance payment upon her termination, and will also receive up to $417.11 per month for up to 9 months in Company payments for COBRA premiums for medical insurance.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has elected to engage Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2007.

Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of E&Y. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

Fees billed to us by Ernst & Young LLP during the Fiscal Year Ended December 31, 2006 and December 31, 2005.

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$437,379	$367,449
Audit Related Fees	—	—
Tax Fees	52,684	24,059
All Other Fees	—	—

Total Fees	$490,063	$391,508

Audit Fees. We paid Ernst & Young, LLP fees in the aggregate of (i) $181,807 and $157,161 for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, for professional services rendered for the audits of our annual financial statements, (ii) $147,767 and $146,409 for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, for the audits of management’s assessment and effectiveness of internal control over financial reporting, (iii) $59,671 and $56,579 for the fiscal years ended December 31, 2006 and December 31, 2005, respectively for the review of the financial statements included in our quarterly reports on Form 10-Q and (iv) $48,134 and $7,300 for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, for the preparation of consents related to registration statements during the last two fiscal years.

Audit-Related Fees. In addition to fees disclosed under “Audit Fees” above, the aggregate fees for professional services rendered by Ernst & Young, LLP for assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements were $0 for both the fiscal years ended December 31, 2006 and December 31, 2005, respectively. These services include consultations concerning financial accounting and reporting standards.

Tax Fees. The aggregate fees for professional services rendered by Ernst & Young, LLP for tax compliance, tax planning and tax advice were $52,684 and $24,059 for the fiscal years ended December 31, 2006 and December 31, 2005, respectively. These services include assistance related to state tax incentives.

All Other Fees. All other fees for professional services rendered by Ernst & Young, LLP were $0 for both the fiscal years ended December 31, 2006 and December 31, 2005.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The Audit Committee approved 100% of the services provided by Ernst & Young LLP described above.

Ernst & Young LLP has audited our financial statements annually since our inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors met six times during the fiscal year ended December 31, 2006 with representatives of the independent registered public accounting firm. Each Audit Committee member is qualified as “independent” as defined by Nasdaq Marketplace Rule 4200(a)(15) and under the rules promulgated by the Securities and Exchange Commission. The Audit Committee also met on March 5, 2007 and March 14, 2007 and during these meetings reviewed the financial statements and related notes for the year ended December 31, 2006.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the internal audit function and the performance of the independent registered public accounting firm, and such other duties as directed by the Board of Directors. The Audit Committee operates under a written charter, as amended, a copy of which is posted on our website at www.istavision.com.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also considered whether the provision by the independent registered public accounting firm of non-audit services to us is compatible with maintaining the independent auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committees’ oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the fiscal year ended December 31, 2006. The Audit Committee has also selected Ernst & Young LLP, independent registered public accounting firm, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007.

Respectfully submitted,

Richard C. Williams, Chair
Benjamin F. McGraw, III, Pharm.D.
Wayne I. Roe

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
Chief Executive Officer, President and Director

Irvine, California

September 5, 2007

ISTA PHARMACEUTICALS, INC.
			C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
			Electronic Voting Instructions
			You can vote by Internet or telephone!
			Available 24 hours a day, 7 days a week!
			Instead of mailing your proxy, you may choose one of the two
			voting methods outlined below to vote your proxy.
			VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 11, 2007.
			Vote by Internet
			• Log on to the Internet and go to
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Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
01- Peter Barton Hutt	☐	☐	02- Benjamin F. McGraw III, Pharm. D.			☐	☐	03 - Andrew Perlman	☐	☐

			For	Against	Abstain
2. Ratification of Ernst & Young LLP as our Independent registered public accounting firm for the year ending December 31, 2007.			☐	☐	☐

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

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Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — ISTA PHARMACEUTICALS, INC.

Proxy Solicited by the Board of Directors

Annual Meeting of the Stockholders, October 11, 2007

The undersigned hereby nominates, constitutes and appoints Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ISTA PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 2007 Annual Meeting of Stockholders to be held at ISTA’s headquarters located at 15295 Alton Parkway, Irvine, California 92618 on October 11, 2007 at 1:00 p.m., local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as stated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY AND “FOR” PROPOSAL 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY